EXHIBIT 10.1
    Resolution and Share Purchase Agreement between Marine Exploration, Inc.
                   and Marine Exploration International, Inc





                            Marine Exploration, Inc.
                            535 16th Street Suite 820
                                Denver, CO 80202

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                             MINUTES AND RESOLUTION

     In a meeting called this 11th day of May 2007 by the sole officer and director of the company, it is RESOLVED THAT:

     Pursuant to the SHARE PURCHASE AGREEMENT BETWEEN MARINE EXPLORATION, INC and MARINE EXPLORATION INTERNATIONAL, INC, it is hereby RESOLVED that the company will order X-Clearing Corporation, its transfer agent, to issue 100,100,000 restricted, Rule 144 shares as follows, and hold for pickup:

                               100,000 shares to:
                           MTG Financial Services LLC
                              1311 Cook Street #406
                              Denver CO 80206-2624
                                 EIN 86-1170805

                              25,000,000 shares to:
                            Technology Partners, LLC
                            535 16th Street Suite 820
                                Denver, CO 80202

                              25,000,000 shares to:
                                Hoss Capital LLC
                         7701 N. France Avenue Suite 200
                                 Edina, MN 55345

                              25,000,000 shares to:
                              Stevens Family Trust
                                1405 Adams Street
                                Denver, CO 80206

                              25,000,000 shares to:
                              Enright Family Trust
                                   PO Box 553
                               Morrison, CO 80465

                                  Respectfully,


                             Miguel Thomas Gonzalez
                             President and Secretary


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THESE SHARES ARE OFFERED PURSUANT TO AN EXEMPTION WITH THE UNITED STATES
SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES NOR DOES IT PASS ON THE ACCURACY OR COMPLETENESS OF ANY PRIVATE PLACEMENT MEMORANDUM OR OTHER SELLING LITERATURE.

SHARE PURCHASE AGREEMENT BETWEEN MARINE EXPLORATION, INC. AND THE MARINE EXPLORATION INTERNATIONAL, INC.

         THIS AGREEMENT made this 11th day of May, 2007, by and among MARINE EXPLORATION INC, a Publicly Traded Colorado corporation, ("Public Company"), and Marine Exploration International, Inc., a Nevada Corporation ("Private Company"), whose name appears on Schedule A to this Agreement and who own 100% of the outstanding shares of the Private Company.

RECITALS

         WHEREAS, PUBLIC COMPANY a public, non-reporting company whose purpose is to seek a business to merge with or acquire an operating business has identified and desires to acquire 100% of the total outstanding capital stock of PRIVATE COMPANY from Private Company; and

         WHEREAS, PUBLIC COMPANY desires to acquire shares of common stock of PRIVATE COMPANY in exchange for 100,000,000 unissued shares of the common stock of PUBLIC COMPANY (the "PUBLIC COMPANY Common Stock" or "PUBLIC COMPANY Shares"); and

         WHEREAS, Private Company desires to exchange the Private Common Stock for the PUBLIC COMPANY Shares in the amounts shown on Schedule A of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1
---------

EXCHANGE OF SECURITIES
----------------------

         1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, PUBLIC COMPANY agrees to exchange the PUBLIC COMPANY Common Stock in exchange for the outstanding common shares of PRIVATE COMPANY (the "PRIVATE COMPANY Common Stock") in the amounts shown on Schedule A to this Agreement.


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         1.2 Transfer of Shares. Subject to all of the terms and conditions of this Agreement, Private Company agrees to transfer to PUBLIC COMPANY all of its ownership in the PRIVATE COMPANY Common Stock.

         1.3 Exemption from Registration; Reorganization. The parties hereto intend that the PUBLIC COMPANY Common Stock to be issued to Private Company shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and pursuant to applicable state statutes. The parties hereto expect this transaction to qualify as a tax-free reorganization under Sections 368 (a)(1)(A) and 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code") but no IRS ruling or opinion of counsel is being sought in connection therewith and such ruling or opinion is not a condition to closing the transactions herein contemplated.

ARTICLE 2
---------

REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY, INC.
------------------------------------------------------

         PRIVATE COMPANY represents and warrants to PUBLIC COMPANY that:

         2.1 Organization. PRIVATE COMPANY is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states and other jurisdictions where its business requires qualification.

         2.2 Compliance with Laws. PRIVATE COMPANY has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of PUBLIC COMPANY. PRIVATE COMPANY has all licenses and permits required to conduct its business as now being conducted.

         2.3 Litigation. PRIVATE COMPANY is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of PRIVATE COMPANY, threatened against or affecting PRIVATE COMPANY or its business, assets or financial condition, except for matters which would not have a material affect on PRIVATE COMPANY or its properties. PRIVATE COMPANY is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. PRIVATE COMPANY is not engaged in any lawsuits to recover any material amount of monies due to it.


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ARTICLE 3
---------

REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY
------------------------------------------------

         PUBLIC COMPANY represents and warrants to PRIVATE COMPANY and Private Company that:

         3.1 Organization. PUBLIC COMPANY is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated, and duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification.

         3.2 Capital. Following the Closing the authorized capital stock of PUBLIC COMPANY will consist of 500,000,000 shares of $.001 par value Common Stock of which approximately 100,065,000 shares of PUBLIC COMPANY Common Stock will be issued and outstanding. All of the issued and outstanding shares will be duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating PUBLIC COMPANY to issue or to transfer from its treasury any additional shares of its capital stock of any class or to repurchase any such shares.

         3.3 Business. Following the closing, the only business and operations of PUBLIC COMPANY shall be that conducted by PRIVATE COMPANY, which shall merge with PUBLIC COMPANY, which will be the surviving entity.

         3.4 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Shareholder shall have the opportunity to meet with PUBLIC COMPANY'S accountants to discuss the financial condition of PUBLIC COMPANY. PUBLIC COMPANY shall make available to Private Company all books and records of PUBLIC COMPANY.

         3.5 Compliance with Laws. PUBLIC COMPANY has complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of PUBLIC COMPANY.

         3.6 Litigation. PUBLIC COMPANY is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge and belief of PUBLIC COMPANY, threatened against or affecting PUBLIC COMPANY or its business, assets, or financial condition.



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         3.7 Authority. The Board of Directors of PUBLIC COMPANY has authorized the execution of this Agreement and the transactions contemplated herein, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         3.8 Ability to Carry Out Obligations. The execution and delivery of this Agreement by PUBLIC COMPANY and the performance by PUBLIC COMPANY will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which PUBLIC COMPANY is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of PUBLIC COMPANY, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of PUBLIC COMPANY.

         3.9 National Quotation Bureau Pink Sheet Listing. PUBLIC COMPANY is currently listed on the National Quotation Bureau Pink Sheets Board (although such symbol will soon be amended pursuant to PUBLIC COMPANY' recent name change) with the following symbol:
MEXP


ARTICLE 4
---------

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS OF PRIVATE COMPANY
----------------------------------------------------------------------------

         4.1 Share Ownership. Shareholder holds the PRIVATE COMPANY Common Stock in the amounts shown on Schedule A to this Agreement. Such shares are owned of record, and such shares are not subject to any lien, encumbrance or pledge. Each shareholder has the authority to exchange such shares pursuant to this Agreement.

         4.2 Investment Intent. Shareholder understand and acknowledge that the PUBLIC COMPANY Common Stock is being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Shareholder as a purchaser of securities.

                  (a) The PUBLIC COMPANY Shares are being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the PUBLIC COMPANY Shares.


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                  (b) Each Shareholder agrees not to dispose of his PUBLIC
COMPANY Shares or any portion thereof unless and until counsel for PUBLIC COMPANY shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws, or the rules and regulations thereunder.

                  (c) Shareholder acknowledges that PUBLIC COMPANY has made all documentation pertaining to all aspects of PUBLIC COMPANY and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss PUBLIC COMPANY and the transaction herein with the officers of PUBLIC COMPANY.

         4.3 Indemnification. Shareholder recognizes that the offer of PUBLIC COMPANY Shares to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless PUBLIC COMPANY against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

         4.5 Restrictive Legend. Shareholder agrees that the certificates evidencing the PUBLIC COMPANY Shares acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

ARTICLE 5
---------

PRE-CLOSING COVENANTS
---------------------

         5.1 Investigative Rights. From the date of this Agreement each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of PRIVATE COMPANY's and PUBLIC COMPANY's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning PRIVATE COMPANY's and PUBLIC COMPANY's affairs as the other party may reasonably request.

         5.2 Conduct of Business. Prior to the Closing, PRIVATE COMPANY and PUBLIC COMPANY shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither PRIVATE COMPANY or PUBLIC COMPANY shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.


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ARTICLE 6
---------

POST-CLOSING COVENANTS
----------------------

         6.1 Following the Closing herein:

                   (a) Prompt registration of Transfer. PUBLIC COMPANY shall register transfer of the common stock of PUBLIC COMPANY within three (3) business days after receipt of proper documentation for such transfer request. Restricted securities shall be transferred without restrictive legend if supported by an opinion of counsel to Private Company to which PUBLIC COMPANY's counsel has no reasonable objection.

                   (b) Additional Financing. PUBLIC COMPANY will use its best efforts to acquire additional funding in order to proceed with its business plan. PUBLIC COMPANY will be solely responsible for such funding.

                   (c) Delivery of Shares. Shareholder will deliver to PUBLIC COMPANY' management within 10 days of execution of this Agreement any share certificates representing the PRIVATE COMPANY Common Stock.

                   (d) Registration of Shares. Public Company will endeavor to register the resultant shares involved in this transaction under the Securities Act of 1933.

ARTICLE 7
---------

CLOSING
-------

         7.1 Closing. The Closing of this transaction shall occur upon the execution of this Agreement by both parties.

ARTICLE 8
---------

MISCELLANEOUS
-------------

         8.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.


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         8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

         8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.7 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         8.8 Announcements. PUBLIC COMPANY and PRIVATE COMPANY will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

         8.9 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

         8.10 Brokerage. PRIVATE COMPANY and PUBLIC COMPANY each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

         8.11 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.


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         8.12 Choice of Law.  This Agreement and its application shall be governed by the laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

Marine Exploration, Inc (PUBLIC COMPANY).:



By:
    --------------------------------

       Director

Marine Exploration International, Inc (PRIVATE COMPANY):


By:
    --------------------------------
     Director

SHAREHOLDERS of PRIVATE COMPANY:


By:  ___________________________    By:     ___________________________
     Hoss Capital LLC                       Technology Partners LLC



By:  ___________________________    By:     ___________________________
     Stevens Family Trust                   Enright Family Trust

SCHEDULE A

                            Shares owned of             Shares owned of
                            PRIVATE. prior to           PUBLIC COMPANY
                            execution of this           following execution
                            Agreement                   of this Agreement
Shareholder Name
Hoss Capital LLC            25,000,000                  25,000,000
Technology Partners LLC     25,000,000                  25,000,000
Stevens Family Trust        25,000,000                  25,000,000
Enright Family Trust        25,000,000                  25,000,000
Miguel Thomas Gonzalez      100,000                     100,000







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